Exhibit 10.8

*Portions of this exhibit have been excluded because it both (i) is not material and (ii) would be competitively harmful if publicly disclosed.

FIFTH AMENDMENT

TO

LOAN AND SECURITY AGREEMENT

This Fifth Amendment to Loan and Security Agreement (the “Amendment”), is made and entered into as of July 18, 2016 by and between PACIFIC WESTERN BANK, a California state chartered bank (“Bank”) and THE REALREAL, INC. (“Borrower”).

RECITALS

Borrower and Bank are parties to that certain Loan and Security Agreement, dated as of September 19, 2013 (the “Agreement”). The parties desire to amend the Agreement in accordance with the terms of this Amendment.

NOW, THEREFORE, the parties agree as follows:

1)	The following new Section 2.l(c) is hereby added to the Agreement, as follows:

(c)	Usage of Credit Card Services Under the Credit Card Line.

(i) Usage Period. Subject to and upon the terms and conditions of this Agreement, at any time from the Fifth Amendment Effective Date through the Credit Card Line Maturity Date, Borrower may use Credit Card Services, in amounts and upon terms as restricted in Section 2.l(c)(ii) below.

(ii) Credit Card Services. Subject to and upon the terms and conditions of this Agreement, Borrower may request Credit Card Services from Bank. The aggregate amount of Credit Card Services outstanding at any time shall not exceed the Credit Card Line. The terms and conditions (including repayment and fees) of such Credit Card Services shall be subject to the terms and conditions of the Bank’s standard forms of applications and agreements for the Credit Card Service provided, each of which Borrower hereby agrees to execute.

(iii) Collateralization of Obligations Extending Beyond Maturity. If Borrower has not cash secured its obligations with respect to any Credit Card Services by the Credit Card Line Maturity Date, then, effective as of such date, the balance in any deposit accounts held by Bank and the certificates of deposit or time deposit accounts issued by Bank in Borrower’s name (and any interest paid thereon or proceeds thereof, including any amounts payable upon the maturity or liquidation of such certificates or accounts), shall automatically secure such obligations to the extent of the then continuing or outstanding Credit Card Services. Borrower authorizes Bank to hold such balances in pledge and to decline to honor any drafts thereon or any requests by Borrower or any other Person to pay or otherwise transfer any part of such balances for so long as the applicable Credit Card Services are outstanding or continue.

2)	Section 6.6 of the Agreement is hereby amended and restated, as follows:

6.6 “Primary Depository”. Subject to the provision of Section 3.2(b), Borrower shall maintain (i) all its depository and operating accounts with Bank and (ii) all its investment accounts with Bank or Bank’s affiliates; provided that prior to maintaining any investment accounts with Bank’s affiliates, Borrower, Bank, and any such affiliate shall have entered into a securities account control agreement with respect to any such investment accounts, in form and substance satisfactory to Bank. Notwithstanding the above, Borrower shall be permitted to maintain Cash in one or more accounts outside of Bank, without the requirement for control agreements, provided that the total aggregate amount of Cash maintained in such accounts does not exceed $[***] at any time.

3)	The following defined terms are either added to, or are amended and restated in, Exhibit A to the Agreement, as follows:

“Credit Card Services” means corporate credit card services requested by Borrower and approved by Bank under the Credit Card Line.

“Credit Card Line” means a Credit Extension of up to $2,000,000.

“Credit Card Line Maturity Date” means December 31, 2017.

“Credit Extension” means each Term Loan, Credit Card Services provided under the Credit Card Line, or any other extension of credit, by Bank to or for the benefit of Borrower hereunder.

“Fifth Amendment Effective Date” means July 18, 2016.

4)

Unless otherwise defined, all initially capitalized terms in this Amendment shall be as defined in the Agreement. The Agreement, as amended hereby, shall be and remain in full force and effect in accordance with its respective terms and hereby is ratified and confirmed in all respects. Except as expressly set forth herein, the execution, delivery, and performance of this Amendment shall not operate as a waiver of, or as an amendment of, any right, power, or remedy of Bank under the Agreement, as in effect prior to the date hereof. Borrower ratifies and reaffirms the continuing effectiveness of all agreements entered into in connection with the Agreement.

5)	Borrower represents and warrants that the representations and warranties contained in the Agreement are true and correct as of the date of this Amendment.

6)	This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

7)	As a condition to the effectiveness of this Amendment, Bank shall have received, in form and substance satisfactory to Bank, the following:

(a)	this Amendment, duly executed by Borrower;

(b)	an officer’s certificate of Borrower with respect to incumbency and resolutions authorizing the execution and delivery of this Amendment;

(c)

payment for all Bank Expenses, including Bank’s expenses in the documentation of this Amendment and any related documents, and any UCC, good standing or intellectual property search or filing fees, which may be debited from any of Borrower’s accounts; and

(d)	such other documents and completion of such other matters, as Bank may reasonably deem necessary or appropriate.

Signature Page Follows

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the first date above written.

THE REALREAL, INC.		PACIFIC WESTERN BANK
By:	/s/ Matt Gustke	By:	/s/ Tim McDonough
Name:	Matt Gustke	Name:	Tim McDonough
Title:	CFO	Title:	SVP, Technology

Signature Page to Fifth Amendment to Loan and Security Agreement